UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                      Washington, DC 20549

                            FORM 8-K

                         CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



 Date of Report (Date of earliest event reported): September 5, 2002


              CONSOLIDATED FREIGHTWAYS CORPORATION
     (Exact name of registrant as specified in its charter)


     Delaware              1-12149              77-0425334
  (State or other     (Commission File        (IRS Employer
  jurisdiction of          Number)         Identification No.)
  incorporation)

   16400 S.E. CF Way,                             98683
      Vancouver, WA
  (Address of principal                         (Zip Code)
   executive offices)



 Registrant's telephone number, including area code:  (360) 448-4000


  (Former name or former address, if changed since last report)



Item 9.  Regulation FD Disclosure

     On September 5, 2002, the Company issued a press release announcing that it received approval from the Bankruptcy Court to pay pre-petition wages to its employees. On September 6, 2002, the Company issued a press release announcing that it received interim approval from the Bankruptcy Court for $225 million in debtor-in-possession financing. The Company also announced that it is re-opening certain terminals and bringing back as many drivers and terminal employees as necessary to expedite customer shipments remaining in the system. The Company filed Chapter 11 bankruptcy petitions for itself and for certain of its subsidiaries with the United States Bankruptcy Court for the Central District of California on September 3, 2002. Copies of the press releases are attached as exhibits to this Form 8-K and are incorporated herein by reference.


Item  7.  Exhibits

     99.1 Press release dated September 5, 2002 (filed herewith).

     99.2 Press release dated September 6, 2002 (filed herewith).





                           SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, Consolidated Freightways Corporation has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.


                              CONSOLIDATED FREIGHTWAYS CORPORATION,
                                           Registrant



Dated: September 6, 2002          By: /s/Stephen Sokol
                                  Name:  Stephen Sokol
                                  Title: Executive Vice President of Finance
                                           and Chief Financial Officer






                          EXHIBIT INDEX

EXHIBIT   DESCRIPTION
NUMBER

99.1      Press release dated September 5, 2002.

99.2      Press release dated September 6, 2002.